Exhibit 10.7

FIRST MODIFICATION AND PARTIAL ASSIGNMENT
OF
AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

THIS FIRST MODIFICATION AND PARTIAL ASSIGNMENT OF AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (“First Modification”) is effective as of December 11, 2009 (“FM Effective Date”) by and between BRIDGE AINA LE’A, LLC, a Hawaii limited liability company (“Seller”), RELCO CORP., a Nevada corporation (“Relco”), DW AINA LE’A DEVELOPMENT, LLC, a Nevada limited liability company (“Buyer”), and AINA LE’A, LLC, a Nevada limited liability company (“Assignee”).

RECITALS

WHEREAS, Seller, Relco and Buyer entered into that certain Amended and Restated Purchase and Sale Agreement effective as of February 9, 2009 (defined therein and similarly herein as the “Agreement”, all defined terms utilized but not specifically defined herein similarly bearing the same definitions as provided under the Agreement);

WHEREAS, subsequent to the Effective Date, the subdivision of the Affordable Housing Parcel from the Residential Property was approved so as to constitute the Affordable Housing Parcel as a separate subdivided lot;

WHEREAS, Seller, Relco and Buyer wish to amend the Agreement and Buyer wishes to assign the Agreement partially to Assignee as, and only as, set forth in this First Modification.

NOW, THEREFORE, in consideration of the “Modification Fee” as defined below and of the mutual covenants contained in the Agreement and herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Relco, Buyer and Assignee enter into this First Modification as follows:

AGREEMENT

1.           Affordable Housing Parcel.  All references in the Agreement to the Affordable Housing Parcel shall refer to the subdivided parcel of land described in Exhibit A attached hereto and incorporated herein.

2.   Partial Assignment.  For, and only for, purposes of the Affordable Housing Parcel Closing, the rights and obligations of Buyer shall be assigned to and assumed by Assignee and, upon and subject to the terms and conditions of the Agreement, the Affordable Housing Parcel shall be conveyed to Assignee; provided, however, that Buyer shall remain fully responsible and liable to Seller for the performance by Assignee of all obligations so assigned.

3.   Affordable Housing Parcel Purchase Price. With respect to Paragraph 3.A(3) of the Agreement, the Parties acknowledge and agree that the Affordable Housing Parcel Purchase Price shall be Five Million and No/100 Dollars ($5,000,000.00).

4.   Quarterly Payments.  With respect to paragraph 3.A(4) of the Agreement, the phrase “each of June 30, 2009 and September 30, 2009” is deleted and replaced with “December 31, 2009”, and the phrase “Five Million and No/100 Dollars ($5,000,000.00)” shall be replaced with “Ten Million and No/100 Dollars ($10,000,000.00)”.

5.   Retail Property Earlier Closing Credit.  With respect to Paragraph 3.A(6) of the Agreement, the phrase “June 30, 2009” is deleted and replaced with October 31, 2009”.

6.      Development Expenses.
a.
With  respect  to Paragraph 3.C(2) of the Agreement,  the parties acknowledge  and agree that: (a) the amount to be paid under such paragraph by Buyer to Seller at and as a condition of the Affordable Housing Parcel Closing is One Million One Hundred Ninety One Thousand Two Hundred Ninety Two and 92/ 1 00 Dollars ($1,191,292.92), which amount includes a nonrefundable prepayment of the monthly payments in the amount of One Hundred Fourteen Thousand and No/1OO Dollars ($114,000.00) each otherwise due under such paragraph on November 30 and December 31 , 2009.

b.	The following new paragraph 3.C(3) is added to the Agreement:

"(3) On the last day of each calendar month, beginning with November 30, 2009 and continuing on every such day until the earliest to occur of (a) the date of Closing on the last of the Property, (b) the date upon which that certain loan by Bridge Capital, LLC, a CNMI limited liability company, to Assignee and Aina Le’a Singapore Pte. Ltd., as evidenced by that certain 1::iron1issory Note of even date by said entities to the order of Bridge Capita l , LLC ("Note"), is fully paid, and (c) termination of this Agreement, Buyer will pay Seller an additional Three Hundred  Eight y Four Thousand and  Noll 00 Dollars ($384,000.00),  subject  to the same concluding proviso or subpart  (2) immediately preceding, and which payment shall be applied in full to the amounts outstanding under the Note in the order set forth  therein."

c.	In the parenthetical in Paragraph 3.D, the phrase "Paragraph 3.A(I)" is deleted and replaced with the following: "Paragraphs 3.A(l) and this Paragraph 3.C".

7.           Affordable Housing Parcel Closing Date. In the first sentence of Paragraph 8, the date “June 1, 2009” is deleted and replaced with “December 11, 2009”.

8.   Residential Property Closing Date. In the second sentence of Paragraph 8, the date “September 30, 2009” is deleted and replaced with “December 31, 2009”.

9.   Retail Property Closing Date. In the third sentence of Paragraph 8, the date "October 31. 2009" is deleted and replaced with February 28, 2010”.

10.   D-1 Mortgage. In Paragraph 9.A(2), the D-1 Mortgage Document Nos. are 2009-022388 and 2009-022389, respectively.

11.  Modification Fee. In partial consideration of Seller’s agreement to enter into this First Modification, Buyer shall pay Seller a fee (“Modification Fee”) in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00), which shall be due and payable in full on the earliest to occur of the Residential Property Closing Date (and as a condition of the Residential Property Closing), the Retail Property Closing Date (and as a condition of the Retail Property Closing), and December 31, 2009.

12.   Agreement Ratification. The Agreement is ratified and confirmed, as, and only as, amended by this First Modification.

13.           Execution and Delivery. The provisions of Paragraphs 25, 29 and 30 of the Agreement shall apply with respect to the execution and delivery of this First Modification.

[INTENTIONALLY DELETED; EXECUTION PAGE FOLLOWS]

   IN WITNESS WHEREOF, Seller, Relco, Buyer and Assignee have executed this First Modification effective the FM Effective Date.

BRIDGE AINA LE'A, LLC		RELCO CORP.

By:	/s/ John K. Baldwin	By:	/s/ X
	Name: John K. Baldwin		Name:
	Its: Manager		Its:
	"Seller"		"Relco"

DW AINA LE'A DEVELOPMENT, LLC		AINA LE'A, LLC

By:	/s/ X	By:	/s/ X
	Name:		Name:
	Its:		Its:
	"Buyer"		"Assignee"